UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 20, 2008

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on August 8, 2008, Terex Corporation and certain of its subsidiaries (collectively, “Terex”) and Fantuzzi Industries S.a.r.l. (“Fantuzzi”) entered into agreements (the “Fantuzzi Agreements”) that provided for the acquisition by Terex of the port equipment businesses of Fantuzzi.

Terex has informed Fantuzzi that it believes that a material adverse change may exist with respect to the Fantuzzi business or other grounds exist which may preclude completion of this acquisition. Terex has requested that Fantuzzi provide Terex with additional information in order to determine whether a material adverse change has in fact occurred and whether all conditions precedent to the obligations of Terex to complete the acquisition of the Fantuzzi business have been satisfied. Terex has had an initial discussion with Fantuzzi and the final outcome of this matter can not be determined at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2008

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President, Secretary and General Counsel